UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 31, 2014

Date of Report (Date of earliest event reported)

Ambit Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

11080 Roselle St. San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 334-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2014, the Board of Directors of Ambit Biosciences Corporation (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to add a new Article XV, Section 47 to the Bylaws.  The new provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine.  The provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provision.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Ambit Biosciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambit Biosciences Corporation

Dated: September 4, 2014
	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Ambit Biosciences Corporation.